Exhibit 99.1



                        UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION

In re                          )        Chapter 11
                               )
THE NEW POWER COMPANY, et al., )        Jointly Administered
                               )
                               )        Case Nos. 02-10835 through
           Debtors.            )        02-10837
                               )
                                        Judge W. Homer Drake, Jr.


                 NOTICE OF HEARING TO CONSIDER APPROVAL OF THE
             DISCLOSURE STATEMENT FOR THE DEBTORS' CHAPTER 11 PLAN

TO:   ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE ABOVE-CAPTIONED
      DEBTORS

           PLEASE TAKE NOTICE that on October 8, 2002, the debtors in the above captioned cases (collectively, the "Debtors") filed their Debtors' Chapter 11 Plan (the "Plan") and a related disclosure statement (the "Disclosure Statement"), pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code").

           PLEASE TAKE FURTHER NOTICE that:

           A. A hearing (the "Hearing") will be held before the Honorable W. Homer Drake, Jr., United States Bankruptcy Judge (the "Bankruptcy Judge"), at the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court"), 18 Greenville Street, Newnan, Georgia 30264, on December 17, 2002 at 10:00 a.m., or as soon thereafter as counsel may be heard, to consider the entry of an order (the "Order") which, among other things, will contain provisions:

1. finding, among other things, that the information contained in the Disclosure Statement constitutes "adequate information" as such term is used in section 1125 of the Bankruptcy Code;

2.   approving the Disclosure Statement;

3. authorizing the Debtors, pursuant to section 1125 (b) of the Bankruptcy Code, to transmit copies of the Disclosure Statement, the Plan and related documents and/or notice thereof to all known holders of claims against or interests in the Debtors and to solicit acceptances of the Plan from the holders of claims against or interests in the Debtors that are being impaired;

4.   establishing which classes under the Plan are impaired pursuant to section 1124 of the Bankruptcy Code and will be entitled to vote on the Plan;

5. establishing a date and other directions for service and return of completed ballots;

6. scheduling a hearing to consider confirmation of the Plan (the "Confirmation Hearing");

7.   establishing a procedure for providing notice of the Confirmation
     Hearing;

8. fixing a date and specifying the procedure by which objections, if any, to confirmation of the Plan shall be filed with the Bankruptcy Court;

9. fixing a record date for determining the identity of holders of claims and interests for purposes of providing notice to such holders of the Confirmation Hearing;

10. establishing such other deadlines and procedures as may be appropriate and/or contemplated by the Plan;

11. extending the Debtors' exclusive periods to file a plan and solicit acceptances thereof to the conclusion of the Confirmation Hearing; and

12. granting such other and further relief as the Court may deem just and proper.

           B. The Disclosure Statement and Plan are on file with the Clerk of the Bankruptcy Court (the "Clerk") and may be examined by interested parties at the office of the Clerk at the Court, 18 Greenville Street, Newnan, Georgia 30264, during normal business hours. Copies of the Disclosure Statement and Plan also will be provided upon written request to the Debtors' counsel at the addresses and facsimile numbers set forth below.

           C. Objections, if any, to the approval of the Disclosure Statement or any other relief sought by the Debtors in connection with approval of the Disclosure Statement, shall (i) be in writing; (ii) state with particularity the grounds therefor, (iii) comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules for the Northern District of Georgia; and (iv) be filed with the Bankruptcy Court and served in a manner so as to be received on or before December 9, 2002 at 4:00 p.m. (Eastern Standard Time) by: (a) counsel to the Debtors, King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attn: Paul K. Ferdinands, Esq., (b) counsel to the Debtors, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attn: William M. Goldman and 555 West Fifth Street, 40th Floor, Los Angeles, California 90013, Attn: Richard W. Havel; (c) counsel to the Creditors' Committee, Morris, Manning and Martin LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road NE, Atlanta, Georgia, 30326,
Attn: Frank W. DeBorde; and (d) the Office of the United States Trustee, 362 Richard B. Russell Building, 75 Spring Street SW, Atlanta, Georgia 30303,
Attn: R. Jeneane Treace.

           D. Any objections to the approval of the Disclosure Statement are required to be filed and served as prescribed herein.

           F. The Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by an announcement in the Bankruptcy Court of such adjournment on the date scheduled for the Hearing.

Dated: October 18, 2002



                             BY ORDER OF THE COURT
                             ---------------------


KING & SPALDING                         SIDLEY AUSTIN BROWN & WOOD LLP
Co-Counsel for the Debtors and          Co-Counsel for the Debtors and
   Debtors-in-Possession                   Debtors-In-Possession
Gregory Bianchi                         William M. Goldman
191 Peachtree Street                    Geoffrey T. Raicht
Atlanta, Georgia  30303-1763            787 Seventh Avenue
Telephone (404) 572-4600                New York, New York  10019
Telecopier (404) 572-5100               Telephone (212) 839-5300
                                        Telecopier (212) 839-5599

                                              - and -

                                        Richard W. Havel
                                        555 W. Fifth Street
                                        40th Floor
                                        Los Angeles, California  90013
                                        Telephone (213) 896-6000
                                        Telecopier (213) 896-6100